UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2022

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10003 Woodloch Forest Drive The Woodlands, Texas (Address of principal executive offices)	77380 (Zip Code)

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10003 Woodloch Forest Drive The Woodlands, Texas (Address of principal executive offices)	77380 (Zip Code)

Registrant’s telephone number, including area code:

(281) 719-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol	Name of each exchange on which registered
Huntsman Corporation	Common Stock, par value $0.01 per share	HUN	New York Stock Exchange

Huntsman International LLC	NONE	NONE	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 20, 2022, Huntsman International LLC (“HI”), a wholly-owned subsidiary of Huntsman Corporation (the “Company”), entered into a Credit Agreement with Citibank, N.A., as administrative agent, Citibank, N.A., BOFA Securities, Inc., PNC Capital Markets LLC, TD Securities (USA) LLC and Truist Securities, Inc., as Co-Sustainability Structuring Agents, Bank of America, N.A., PNC Bank, National Association, The Toronto Dominion Bank, New York Branch and Truist Bank, as co-syndication agents, and BMO Harris Bank N.A., Industrial and Commercial Bank of China Limited, New York Branch JPMorgan Chase Bank, N.A. and MUFG Bank, Ltd, as co-documentation agents, and the lenders thereto, in connection with a $1.2 billion unsecured revolving credit facility (the “Credit Agreement”). HI may increase the credit facility commitments up to an additional $500 million, subject to the satisfaction of certain conditions. Unless previously terminated in accordance with its terms, the Credit Agreement will mature in May 2027.

Borrowings under the Credit Agreement will bear interest at the rates specified in the Credit Agreement, which vary based on the type of loan and HI’s debt ratings. HI is also required to pay certain fees in connection with the Credit Agreement, including commitment fees on a quarterly basis in respect of the unutilized portion of the commitments under the Credit Agreement and certain fees to each of the administrative agent, the co-syndication agents and the co-documentation agents upon the effectiveness of the Credit Agreement.

The Credit Agreement contains a financial covenant regarding the leverage ratio of HI and its subsidiaries. The Credit Agreement also contains other customary covenants and events of default for credit facilities of this type. Upon an event of default that is not cured or waived within any applicable cure periods, in addition to other remedies that may be available to the lenders, the obligations under the Credit Agreement may be accelerated.

Under the Credit Agreement, the interest rate margin and the commitment fee rates are also subject to adjustments based on the Company’s performance on specified sustainability target thresholds with respect to annual percentage reduction in operational greenhouse gas emissions intensity and annual percentage reduction in water consumption intensity which will be subject to limited assurance verification by a qualified independent external reviewer.

The foregoing does not constitute a complete summary of the terms of the Credit Agreement. The description of the terms of the Credit Agreement is qualified in its entirety by reference to such agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with entering into the Credit Agreement, on May 20, 2022, HI terminated all commitments and repaid all obligations under HI’s existing Credit Agreement, dated as of May 21, 2018, among HI, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (as amended, restated, amended and restated, supplemented or otherwise modified).

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

Number	Description of Exhibits
10.1	Credit Agreement, dated May 20, 2022, between Huntsman International LLC, Citibank, N.A., as administrative agent, Citibank, N.A., BOFA Securities, Inc., PNC Capital Markets LLC, TD Securities (USA) LLC and Truist Securities, Inc., as Co-Sustainability Structuring Agents, Bank of America, N.A., PNC Bank, National Association, The Toronto Dominion Bank, New York Branch and Truist Bank, as co-syndication agents, and BMO Harris Bank N.A., Industrial and Commercial Bank of China Limited, New York Branch JPMorgan Chase Bank, N.A. and MUFG Bank, Ltd, as co-documentation agents, and the lenders thereto.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION HUNTSMAN INTERNATIONAL LLC

Date: May 23, 2022
	By:	/s/ Claire Mei
Claire Mei
Vice President and Treasurer